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                                                                     EXHIBIT 1.1

                       AMERICAN INTERNATIONAL GROUP, INC.

               ZERO COUPON CONVERTIBLE SENIOR DEBENTURES DUE 2031

                             UNDERWRITING AGREEMENT

MORGAN STANLEY & CO. INCORPORATED,                             NOVEMBER  7, 2001
1585 BROADWAY,
NEW YORK, NEW YORK  10036.

Ladies and Gentlemen:

         1. American International Group, Inc., a Delaware corporation (the "Company"), proposes, subject to the terms and conditions stated herein, to issue and sell to you (the "Underwriter"), an aggregate of $1,519,734,000 principal amount of Zero Coupon Convertible Senior Debentures Due 2031 (the "Firm Securities"), convertible into shares of common stock, par value $2.50 per share (the "Stock"), of the Company and, at the election of the Underwriter, up to an aggregate of $227,960,000 additional principal amount of Zero Coupon Convertible Senior Debentures Due 2031 (the "Optional Securities"). The Firm Securities and the Optional Securities which the Underwriter elects to purchase pursuant to Section 3 hereof are herein collectively called the "Securities".

         The Company has prepared and filed on the date hereof with the Securities and Exchange Commission (the "Commission") in accordance with the provisions of the Securities Act of 1933, as amended, and the rules and regulations of the Commission thereunder (collectively, the "Securities Act"), a registration statement on Form S-3 relating to the Securities and shares of the Stock issuable upon conversion of the Securities (the "Initial Registration Statement"). The various parts of the Initial Registration Statement, any post-effective amendment thereto and a registration statement, if any, increasing the size of the offering (a "Rule 462(b) Registration Statement") filed pursuant to Rule 462(b) under the Securities Act, including all exhibits thereto, the documents incorporated by reference in the prospectus contained in the Initial Registration Statement and any information contained in the form of final prospectus filed with the Commission pursuant to Rule 424(b) under the Securities Act and deemed by virtue of Rule 430A under the Securities Act to be part of the registration statement at the time it was declared effective but excluding Form T-1 (as defined below), each as amended at the time such part of the Initial Registration Statement became effective or such part of the Rule 462(b) Registration Statement, if any, became or hereafter becomes effective are hereinafter collectively referred to as the "Registration Statement". The related prospectus covering the Securities and the shares of the Stock initially issuable upon conversion of the Securities in the form first used to confirm sales of the Securities is hereinafter referred to as the "Prospectus". Any reference in this Agreement to the Prospectus or any preliminary form of Prospectus (a "preliminary prospectus") previously filed with the Commission pursuant to Rule 424 shall be deemed to refer to
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and include the documents incorporated by reference therein pursuant to Item 12 of Form S-3 under the Securities Act which were filed under the Securities Exchange Act of 1934, as amended, and the rules and regulations of the Commission thereunder (collectively, the "Exchange Act") on or before the date of this Agreement or the date of the Prospectus or any preliminary prospectus, as the case may be; any reference to "amend", "amendment" or "supplement" with respect to the Initial Registration Statement shall be deemed to refer to and include any annual report of the Company filed pursuant to Section 13(a) or 15(d) of the Exchange Act after the effective date of the Initial Registration Statement that is incorporated by reference in the Registration Statement; and any reference to "amend", "amendment" or "supplement" with respect to the Prospectus or any preliminary prospectus shall be deemed to refer to and include any documents filed under the Exchange Act after the date of this Agreement, or the date of the Prospectus or any preliminary prospectus, as the case may be, which are deemed to be incorporated by reference therein.

         2. Representations and Warranties of the Company. The Company represents and warrants to, and agrees with, the Underwriter that:

                  (a) The Initial Registration Statement has become effective; no stop order suspending the effectiveness of the Initial Registration Statement, any post-effective amendment thereto or the Rule 462(b) Registration Statement, if any, is in effect, and no proceedings for such purpose are pending before or threatened by the Commission.

                  (b) The Registration Statement and the Prospectus (as amended or supplemented) conform in all material respects to the requirements of the Securities Act and the Trust Indenture Act of 1939, as amended ("Trust Indenture Act") and did not and will not, as of the applicable effective date as to the Registration Statement and any amendment thereto and as of its date as to the Prospectus and any amendment or supplement thereto, include any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they are made, not misleading; except that the foregoing representations and warranties shall not apply to (i) that part of the Registration Statement which constitutes the Statement of Eligibility ("Form T-1") under the Trust Indenture Act of the Trustee, (ii) statements or omissions in the Registration Statement or the Prospectus made in reliance upon and in conformity with information furnished in writing by the Underwriter expressly for use therein and
         (iii) any statement which does not constitute part of the Registration Statement or Prospectus pursuant to Rule 412 under the Securities Act.

                  (c) The documents incorporated by reference in the Prospectus, when they were filed with the Commission, conformed in all material respects to the requirements of the Exchange Act, and none of such documents contained an

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         untrue statement of a material fact or omitted to state a material fact necessary to make the statements therein, in the light of the circumstances under which they are made, not misleading; and any further documents so filed and incorporated by reference, when they are filed with the Commission, will conform in all material respects to the requirements of the Exchange Act and will not contain an untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they are made, not misleading; provided, however, that this representation and warranty shall not apply to any statements or omissions made in reliance upon and in conformity with information furnished in writing to the Company by the Underwriter expressly for use therein or to any statement in any such document which does not constitute part of the Registration Statement or Prospectus pursuant to Rule 412 under the Securities Act.

                  (d) The Company has been duly incorporated and is an existing corporation in good standing under the laws of Delaware, and has full power and authority to own its properties and to conduct its business as disclosed in the Prospectus.

                  (e) The Securities have been duly authorized and when issued and delivered pursuant to this Agreement, will have been duly executed, authenticated, issued and delivered and will constitute valid and legally binding obligations of the Company, entitled to the benefits provided by the indenture to be dated as of November , 2001 (the "Indenture"), between the Company and The Bank of New York, as Trustee (the "Trustee"), under which they are to be issued, and enforceable in accordance with their terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors' rights and to general equity principles.

                  (f) The Indenture has been duly qualified under the Trust Indenture Act and, when executed and delivered by the Company and the Trustee, will have been duly authorized, executed and delivered by the Company and will constitute a valid and legally binding instrument of the Company enforceable in accordance with its terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors' rights and to general equity principles; and the Securities and the Indenture will conform in all material respects to the descriptions thereof in the Prospectus.

                  (g) The Company has an authorized capitalization as set forth in the Prospectus, and all of the issued shares of Stock of the Company have been duly and validly authorized and issued and are fully paid and non-assessable. The shares of Stock initially issuable upon conversion of the Securities have been duly and validly authorized and reserved for issuance and, when issued and delivered

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         in accordance with the provisions of the Securities and the Indenture, will be duly and validly issued, fully paid and non-assessable and will conform to the description of the Stock contained in the Prospectus.

                  (h) The issue and sale of the Securities and the shares of the Stock initially issuable upon conversion of the Securities and the compliance by the Company with all of the terms thereof and of the Indenture and this Agreement, and the consummation of the transactions contemplated herein and therein will not result in a breach of any of the terms or provisions of, or constitute a default under, any material indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which the Company is a party or by which the Company is bound or to which any of the property or assets of the Company is subject, nor will such action result in any violation of the provisions of the Restated Certificate of Incorporation, as amended, or the By-Laws of the Company or any statute or any order, rule or regulation of any court or governmental agency or body having jurisdiction over the Company or any of its properties, except, in each case, for such breaches, defaults and violations that would not have a material adverse effect on the business, financial position, shareholders' equity or results of operations of the Company and its subsidiaries considered as an entirety (a "Material Adverse Effect") or affect the validity of the Securities or the shares of Stock initially issuable upon conversion of the Securities; and no consent, approval, authorization, order, registration or qualification of or with any court or any such regulatory authority or other governmental agency or body is required for the issue and sale of the Securities and the shares of Stock initially issuable upon conversion of the Securities or the consummation of the other transactions contemplated by this Agreement or the Indenture, except such consents, approvals, authorizations, registrations or qualifications the failure to obtain or make would not have a Material Adverse Effect or affect the validity of the Securities or the shares of Stock initially issuable upon conversion of the Securities and except as may be required under state securities or Blue Sky or insurance securities laws in connection with the purchase and distribution by the Underwriter of the Securities and the shares of Stock initially issuable upon conversion of the Securities.

                  (i) There is no action, suit or proceeding pending, or to the knowledge of the executive officers of the Company, threatened against the Company or any of its subsidiaries, which has, or may reasonably be expected in the future to have, a Material Adverse Effect on the current or prospective consolidated business or condition (financial or other) of the Company and its subsidiaries taken as a whole, except as set forth or contemplated in the Prospectus as supplemented on the date hereof.

                  (j) Since the date of the latest audited financial statements included or incorporated by reference in the Prospectus, as amended or supplemented on the date of this Agreement, there has not been (i) any material change in the capital

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         stock or (ii) any material increase in the consolidated long-term debt of the Company or (iii) any material adverse change in or affecting the financial position, shareholders' equity or results of operations of the Company and its consolidated subsidiaries considered as an entirety otherwise than as set forth or contemplated in the Prospectus as amended or supplemented on the date of this Agreement (any such change described in clause (iii) is referred to as a "Material Adverse Change").

         3. Purchase, Offering and Delivery. Subject to the terms and conditions herein set forth, (a) the Company agrees to issue and sell to the Underwriter, and the Underwriter, on the basis of the representations and warranties contained herein, agrees to purchase from the Company $1,519,734,000 principal amount of Securities, at a purchase price of ....% of the principal amount thereof, plus any accrued original issue discount from November , 2001 to the date of payment and delivery, and (b) in the event and to the extent that the Underwriter shall exercise the election to purchase Optional Securities as provided below, the Company agrees to issue and sell to the Underwriter, and the Underwriter agrees to purchase from the Company, at the same purchase price set forth in clause (a) of this Section plus any accrued original issue discount from November , 2001 to the date of payment and delivery, that portion of the aggregate principal amount of the Optional Securities as to which such election shall have been exercised.

         The Securities to be purchased by the underwriter will be represented by one or more definitive global Securities in book-entry form which will be deposited by or on behalf of the Company with the Depository Trust Company ("DTC") or its designated custodian. The Company will deliver the Securities to the Underwriter, against payment by the Underwriter of the purchase price therefor by wire transfer of Federal (same-day) funds to the account specified by the Company to the Underwriter at least twenty-four hours in advance, by causing DTC to credit the Securities to the account of the Underwriter at DTC. The Company will cause the certificates representing the Securities to be made available to the Underwriter for checking at least twenty-four hours prior to the Closing Date (as defined below) at the office of DTC or its designated custodian (the "Designated Office"). The time and date of such delivery and payment shall be, with respect to the Firm Securities, 9:30 a.m., New York City time, on November , 2001 or such other time and date as the Underwriter and the Company may agree upon in writing and, with respect to the Optional Securities, 9:30 a.m., New York City time, on the date specified by the Underwriter in the written notice given by the Underwriter of the Underwriter's election to purchase such Optional Securities, or such other time and date as the Underwriter and the Company may agree upon in writing. Such time and date for delivery of the Firm Securities is herein called the "First Closing Date", such time and date for delivery of the Optional Securities, if not the First Closing Date, is herein called the "Second Closing Date" and each time and date for delivery is herein called a "Closing Date".

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         The Company hereby grants to the Underwriter the right to purchase at its election up to $227,960,000 aggregate principal amount of Optional Securities, at the purchase price set forth in clause (a) of the first paragraph of this Section 3 plus any accrued original issue discount from November , 2001 to the date of payment and delivery, for the sole purpose of covering sales of Securities in excess of the aggregate principal amount of the Firm Securities. Any such election to purchase Optional Securities may be exercised by written notice from the Underwriter to the Company, given within a period of 30 calendar days after the date of this Agreement, setting forth the aggregate principal amount of Optional Securities to be purchased and the date on which such Optional Securities are to be delivered, as determined by the Underwriter but in no event earlier than the First Closing Date or, unless the Underwriter and the Company otherwise agree in writing, earlier than two or later than ten business days after the date of such notice.

         4. Offering by Underwriter. The Underwriter will offer the Securities for sale to the public as set forth in the Prospectus. The Underwriter represents and warrants to, and agrees with, the Company that any offer or sale of the Securities through an electronic medium has been and will be made in compliance with the Securities Act.

         5. Covenants of the Company. The Company covenants and agrees with the Underwriter that:

                  (a) The Company will advise the Underwriter promptly of any proposal to amend or supplement the Registration Statement or the Prospectus and prior to the completion of the distribution of the Securities provide the Underwriter with a reasonable opportunity to review such proposed amendment or supplement prior to any filing thereof (other than any filing required to be made pursuant to the Exchange Act); prior to the completion of the distribution of the Securities, the Company will also advise the Underwriter promptly of any amendment or supplementation of the Registration Statement or the Prospectus, and of the institution by the Commission or any state securities regulatory authority of any stop order proceedings or similar proceedings in respect of the Registration Statement, and will use its best efforts to prevent the issuance of any such stop order and to obtain as soon as possible its lifting, if issued.

                  (b) If at any time when a prospectus relating to the Securities is required to be delivered under the Securities Act any event occurs as a result of which the Prospectus as then amended or supplemented would include an untrue statement of a material fact or omit to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, or if it is necessary at any time to amend or supplement the Registration Statement or Prospectus to comply with the Securities Act, the Company promptly will prepare and file with the Commission an amendment or supplement which will correct such statement or omission or an amendment which will effect such compliance. The expense of complying with the

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         requirements of this Section 5(b) shall be borne (i) during the period of six months after the first date of the public offering of the Securities, by the Company, and (ii) after the expiration of such six-month period, by the Underwriter.

                  (c) The Company will make generally available to its security holders as soon as practicable, but not later than 90 days after the close of the period covered thereby, an earning statement or statements (which need not be audited, and may be furnished in accordance with Rule 158) covering a period of at least 12 months beginning not later than the first day of the Company's fiscal quarter next following the date of any sale of the Securities hereunder.

                  (d) The Company will furnish to the Underwriter copies of the Registration Statement (one of which will include all exhibits), each related preliminary prospectus, the Prospectus, and all amendments and supplements to such documents, in each case as soon as available and in such quantities as the Underwriter reasonably requests.

                  (e) The Company will arrange for the qualification of the Securities for sale and the determination of their eligibility for investment under the laws of such United States jurisdictions as the Underwriter reasonably designates and will continue such qualifications in effect so long as required for the distribution.

                  (f) The Company will pay or cause to be paid the following:

                           (i) the fees, disbursements and expenses of the
                  Company's counsel and accountants in connection with the registration of the Securities and the shares of Stock issuable upon conversion of the Securities under the Securities Act and all other expenses in connection with the preparation, printing and filing of the Registration Statement, any preliminary prospectus and the Prospectus and amendments and supplements thereto and the mailing and delivering of copies thereof to the Underwriter and dealers;
                  (ii) the cost of printing this Agreement, the Indenture and any other documents in connection with the offering, purchase, sale and delivery of the Securities; (iii) all expenses in connection with the qualification of the Securities and the shares of Stock initially issuable upon conversion of the Securities for offering and sale under state securities laws as provided in Section 5(e) hereof; (iv) the cost of preparing the Securities; (v) the fees and expenses of any Trustee and any agent of any Trustee and the fees and disbursements of counsel for any Trustee in connection with the Indenture and the Securities; and (vi) all other costs and expenses incident to the performance of its obligations hereunder which are not otherwise specifically provided for in this Section. It is understood, however, that, except as provided in this Section,
                  Section 7 and Section 11 hereof, the Underwriter will pay all of

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                  its own costs and expenses, including the fees of its counsel, transfer taxes on resale of any of the Securities and the shares of Stock initially issuable upon conversion of the Securities by them, and any advertising expenses connected with any offers they may make.

                  (g) During the period beginning on the date hereof and continuing to and including the Closing Date the Company will not, without the prior consent of the Underwriter, offer or sell any of its United States dollar-denominated unsecured and unsubordinated convertible debt securities that are substantially similar to the Securities. The restriction imposed by this Section 5(g) shall not apply to securities offered outside the United States.

                  (h) If the Company elects to rely upon Rule 462(b), the Company shall file a Rule 462(b) Registration Statement with the Commission in compliance with Rule 462(b) by 10:00 P.M., Washington, D.C. time, on the date of this Agreement, and the Company shall at the time of filing either pay to the Commission the filing fee for the Rule 462(b) Registration Statement or give irrevocable instructions for the payment of such fee pursuant to Rule 111(b) under the Securities Act.

         6. Conditions of the Obligations of the Underwriter. The obligations of the Underwriter to purchase and pay for the Securities will be subject to the accuracy, at and as of such Closing Date, in all material respects, of the representations and warranties on the part of the Company herein, to the accuracy, in all material respects, of the statements of Company officers made pursuant to the provisions hereof, to the performance, in all material respects, by the Company of its obligations hereunder and to the following additional conditions:

                  (a) Prior to such Closing Date, no stop order suspending the effectiveness of the Registration Statement shall have been issued and no proceedings for that purpose shall have been instituted or, to the knowledge of the executive officers of the Company, shall be contemplated by the Commission.

                  (b) Since the respective dates as of which information is given in the Prospectus there shall not have occurred any material change in or affecting particularly the business or properties of the Company or its material subsidiaries which, in the judgment of the Underwriter, materially impairs the investment quality of the Securities.

                  (c) Subsequent to the execution and delivery of this Agreement and prior to such Closing Date, there shall not have occurred any of the following:

                           (i) a suspension or material limitation in trading in
                  securities generally on the New York Stock Exchange;

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                           (ii) a general moratorium on commercial banking
                  activities in New York declared by either Federal or New York State authorities;

                           (iii) any downgrading in the rating accorded the
                  Company's senior debt securities by any "nationally recognized statistical rating organization", as that term is defined by the Commission for purposes of Rule 436(g)(2) under the Securities Act;

                           (iv) the suspension in trading the Stock on the New
                  York Stock Exchange, if the effect of such event in the reasonable judgment of the Underwriter makes it impracticable or inadvisable to market the Securities on the terms and in the manner contemplated in the Prospectus as amended or supplemented; or

                           (v) the outbreak or escalation of hostilities
                  involving the United States or the declaration by the United States of a national emergency or war, other than any such outbreak, escalation or declaration arising out of or relating to the terrorist attacks of September 11, 2001 that does not represent a significant departure from the conditions that exist on the date hereof, if the effect of any such event in the judgment of the Underwriter makes it impracticable or inadvisable to market the Securities on the terms and in the manner contemplated in the Prospectus as amended or supplemented.

                  (d) The Underwriter shall have received an opinion or opinions of Sullivan & Cromwell, counsel for the Company, dated such Closing Date, to the effect that:

                           (i) The Company has been duly incorporated and is an
                  existing corporation in good standing under the laws of the State of Delaware;

                           (ii) The Indenture has been duly authorized, executed
                  and delivered by the Company and constitutes a valid and legally binding instrument enforceable in accordance with its terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors' rights and to general equity principles; and the Indenture has been duly qualified under the Trust Indenture Act;

                           (iii) The Securities are convertible into shares of
                  Stock in accordance with the terms of the Indenture, and the shares of Stock, initially issuable upon conversion of the Securities have been duly authorized and reserved for issuance upon such conversion and, when issued upon such conversion, will be validly issued, fully paid and nonassessable;

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
                           (iv) Each part of the Registration Statement, when
                  such part became effective, and the Prospectus as of its date, appeared on their face to be appropriately responsive in all material respects relevant to the Securities to the requirements of the Securities Act (except that no opinion need be expressed as to financial statements and financial and statistical data);

                           (v) Nothing has come to the attention of such counsel
                  in their review (as described in such opinion) that has caused them to believe that, insofar as relevant to the Securities, any part of the Registration Statement, when such part became effective, contained any untrue statement of a material fact or omitted to state any material fact required to be stated therein or necessary to make the statements therein not misleading, or that the Prospectus, as of its date contained, or on such Closing Date contains, any untrue statement of a material fact or on its date omitted, or on such Closing Date omits, to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading (except that (A) no opinion need be expressed as to financial statements and financial and statistical data or as to the statement of the eligibility of the Trustee and (B) such counsel may state that they assume no responsibility for the accuracy or fairness of the statements contained in the Registration Statement and the Prospectus as amended or supplemented except for those made under the captions "Description of Capital Stock", "Description of Debentures" and "Certain United States Federal Income Tax Consequences" in the Prospectus as amended or supplemented, insofar as they relate to provisions of documents or of United States federal tax law therein described);

                           (vi) The Securities have been duly authorized,
                  executed, authenticated, issued and delivered and constitute valid and legally binding obligations of the Company enforceable in accordance with their terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors' rights and to general equity principles; and

                           (vii) This Agreement has been duly authorized,
                  executed and delivered by the Company.

                  (e) The Underwriter shall have received an opinion of Kathleen
         E. Shannon, Vice President, Secretary and Associate General Counsel of the Company, dated such Closing Date, to the effect that:

                           (i) To the best knowledge and information of such
                  counsel, there are no contracts or other documents required to be summarized or disclosed or filed as exhibits to the Registration Statement other than those summarized or described in the Registration Statement or filed as exhibits thereto, and there are no legal or governmental proceedings pending or threatened of a character required to be disclosed in the Registration Statement and the Prospectus which are not disclosed and properly described therein;

                           (ii) The Company has an authorized capitalization as
                  set forth in the Prospectus as amended or supplemented;

                           (iii) The issue and sale of the Securities, and the
                  compliance by the Company with all of the provisions of the Securities, the Indenture and this Agreement, will not result in a breach of any of the terms or provisions of, or constitute a default under, any material indenture, mortgage, deed of trust, loan agreement, or other agreement or instrument known to such counsel, to which the Company is a party or by which the Company may be bound or to which any of the property or assets of the Company is subject, nor will such action result in any violation of the provisions of the Restated Certificate of Incorporation, as amended, or the By-Laws of the Company except for such breaches, defaults and violations that would not have a Material Adverse Effect or affect the validity of the Securities or the shares of Stock initially issuable upon conversion of the Securities; and no consent, approval, authorization, order, registration or qualification of or with any court or any regulatory authority or other governmental body is required for the issue and sale of the Securities except the registration under the Securities Act of the Securities and the shares of Stock initially issuable upon conversion of the Securities, the qualification of the Indenture under the Trust Indenture Act, the listing of the shares of Stock issuable upon conversion of the Securities and such consents, approvals, authorizations, registrations or qualifications the failure to obtain or make would not have a Material Adverse Effect or affect the validity of the Securities or the shares of Stock initially issuable upon conversion of the Securities and as may be required under state securities or Blue Sky or insurance securities laws in connection with the public offering by the Underwriter of the Securities and the shares of Stock initially issuable upon conversion of the Securities;

                           (iv) Nothing which came to the attention of such
                  counsel has caused her to believe that insofar as relevant to the Securities, any part of the Registration Statement, when such part became effective, contained any untrue statement of a material fact or omitted to state any material fact required to be stated therein or necessary in order to make the statements therein not misleading, or that the Prospectus contained, or on such Closing Date contains, or any document incorporated by reference in the Prospectus on the date of its filing with the Commission, contained, any untrue statement of a material fact or omitted to state a material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading (except that

                  (A) no opinion need be expressed as to financial statements and financial and statistical data or as to the statement of the eligibility of the Trustee and (B) such counsel may state that she assumes no responsibility for the accuracy or fairness of the statements contained in the Registration Statement or the Prospectus as amended or supplemented or any document incorporated by reference in the Prospectus except for those made under the captions "Description of Capital Stock" and "Description of Debentures" in the Prospectus as amended or supplemented, insofar as they relate to provisions of documents therein described).

                  (f) The Underwriter shall have received from Davis Polk & Wardwell, counsel for the Underwriter, such opinion, dated such Closing Date, with respect to the incorporation of the Company, the validity of the Securities and the shares of Stock initially issuable upon conversion of the Securities, the Registration Statement, the Prospectus, and other related matters as the Underwriter may require, and the Company shall have furnished to such counsel such documents as they reasonably request for the purpose of enabling them to pass upon such matters.

                  (g) The Underwriter shall have received a certificate of the Chairman, the President, Vice-Chairman, or any Executive or Senior Vice President and a principal financial or accounting officer of the Company, dated such Closing Date, in which such officers, to the best of their knowledge after reasonable investigation, shall state that the representations and warranties of the Company in this Agreement are true and correct, in all material respects, that the Company has complied with all agreements and satisfied all conditions on its part to be performed or satisfied, in all material respects, at or prior to such Closing Date, that no stop order suspending the effectiveness of the Registration Statement has been issued and no proceedings for that purpose have been instituted or threatened by the Commission, and that, since the respective dates as of which information is given in the Prospectus there has not been any Material Adverse Change, otherwise than as set forth or contemplated in the Prospectus as amended or supplemented.

                  (h) The Underwriter shall have received a letter of PricewaterhouseCoopers LLP, dated such Closing Date, to the effect set forth in Schedule I attached hereto.

The Company will furnish the Underwriter with such conformed copies of such opinions, certificates, letters and documents as the Underwriter reasonably requests.

         7. Indemnification. (a) The Company will indemnify and hold harmless the Underwriter and each person, if any, who controls the Underwriter within the meaning of the Securities Act against any losses, claims, damages or liabilities, joint or several, to which the Underwriter or such controlling person may become subject, under the

Securities Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in the Registration Statement, the Prospectus, or any amendment or supplement thereto, or any related preliminary prospectus, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading; and will reimburse the Underwriter and each such controlling person for any legal or other expenses reasonably incurred by the Underwriter or such controlling person in connection with investigating or defending any such loss, claim, damage, liability or action; provided, however, that the Company will not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in any of such documents in reliance upon and in conformity with written information furnished to the Company by the Underwriter specifically for use therein; and provided, further, that with respect to any untrue statement or omission or alleged untrue statement or omission made in any preliminary prospectus, the indemnity agreement contained in this Section 7(a) shall not inure to the benefit of the Underwriter from whom the person asserting any such losses, claims, damages or liabilities purchased the Securities (or to the benefit of any person controlling such Underwriter), to the extent that any such loss, claim, damage or liability of the Underwriter or controlling person results from the fact that a copy of the Prospectus was not sent or given to such person at or prior to the written confirmation of the sale of such Securities to such person. This indemnity agreement will be in addition to any liability which the Company may otherwise have.

         (b) The Underwriter will indemnify and hold harmless the Company, each of its directors, each of its officers who have signed the Registration Statement and each person, if any, who controls the Company within the meaning of the Securities Act, against any losses, claims, damages or liabilities to which the Company or any such director, officer or controlling person may become subject, under the Securities Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in the Registration Statement, the Prospectus or any amendment or supplement thereto, or any related preliminary prospectus, or arise out of or are based upon the omission or the alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in reliance upon and in conformity with written information furnished to the Company by the Underwriter specifically for use therein; and will reimburse any legal or other expenses reasonably incurred by the Company or any such director, officer or controlling person in connection with investigating or defending any such loss, claim, damage, liability or action. This indemnity agreement will be in addition to any liability which the Underwriter may otherwise have.

         (c) Promptly after receipt by an indemnified party under this Section of notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against the indemnifying party under this Section, notify the indemnifying party of the commencement thereof; but the omission so to notify the indemnifying party will not relieve it from any liability which it may have to any indemnified party otherwise than under this Section. In case any such action is brought against any indemnified party, and it notifies the indemnifying party of the commencement thereof, the indemnifying party will be entitled to participate therein and, to the extent that it may wish, jointly with any other indemnifying party similarly notified, to assume the defense thereof, with counsel satisfactory to such indemnified party (who shall not, except with the consent of the indemnified party, be counsel to the indemnifying party), and after notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof, the indemnifying party will not be liable to such indemnified party under this Section for any legal or other expenses subsequently incurred by such indemnified party in connection with the defense thereof other than reasonable costs of investigation.

         (d) If the indemnification provided for in this Section 7 is unavailable to or insufficient to hold harmless an indemnified party under subsection (a) or (b) above in respect of any losses, claims, damages or liabilities (or actions in respect thereof) referred to therein, then each indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages or liabilities (or actions in respect thereof) in such proportion as is appropriate to reflect the relative benefits received by the Company on the one hand and the Underwriter on the other from the offering of the Securities to which such loss, claim, damage or liability (or action in respect thereof) relates. If, however, the allocation provided by the immediately preceding sentence is not permitted by applicable law or if the indemnified party failed to give the notice required under subsection (c) above, then each indemnifying party shall contribute to such amount paid or payable by such indemnified party in such proportion as is appropriate to reflect not only such relative benefits but also the relative fault of the Company on the one hand and the Underwriter on the other in connection with the statements or omissions which resulted in such losses, claims, damages or liabilities (or actions in respect thereof), as well as any other relevant equitable considerations. The relative benefits received by the Company on the one hand and the Underwriter on the other shall be deemed to be in the same proportion as the total net proceeds from the sale of Securities (before deducting expenses) received by the Company bear to the total commissions or discounts received by the Underwriter in respect thereof. The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact required to be stated therein or necessary in order to make the statements therein not misleading relates to information supplied by the Company on the one hand or by the Underwriter on the other and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The Company and the Underwriter agree that it would not be just and equitable if contribution pursuant to this subsection (d) were determined by pro rata allocation or by any other method of allocation which does not take account of the equitable considerations referred to above in this subsection (d). The amount paid or payable by an indemnified party as a result of the losses, claims, damages or liabilities (or actions in respect thereof) referred to above in this subsection (d) shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this subsection (d), the Underwriter shall not be required to contribute any amount in excess of the amount by which the total price at which the Securities purchased by the Underwriter were sold exceeds the amount of any damages which the Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

         8. Survival of Certain Representations and Obligations. The respective indemnities, agreements, representations, warranties, and other statements of the Company or its officers and of the Underwriter set forth in or made pursuant to this Agreement will remain in full force and effect, regardless of any investigation, or statement as to the results thereof, made by or on behalf of the Underwriter or the Company or any of its officers or directors or any controlling person, and will survive delivery of and payment for the Securities.

         9. Notices. All communications hereunder will be in writing, and, if sent to the Underwriter will be mailed, delivered or telegraphed and confirmed to the Underwriter, at the address set forth above or, if sent to the Company, will be mailed, delivered or telegraphed and confirmed to it at 70 Pine Street, New York, New York 10270, Attention: Secretary; provided, however, that any notice to the Underwriter pursuant to Section 7 will be mailed or delivered to such Underwriter at its address furnished to the Company by such Underwriter.

         10. Successors. This Underwriting Agreement will inure to the benefit of and be binding upon the parties hereto and their respective successors and the officers and directors and controlling persons referred to in Section 7 hereof, and no other person will have any right or obligation hereunder. No purchaser of the Securities from the Underwriter shall be deemed a successor or assign merely by reason of such purchase.

         11. Termination. If for any reason, other than the occurrence of an event described in Section 6(c), the Securities are not delivered by or on behalf of the Company as provided herein, the Company will reimburse the Underwriter for all out-of-pocket expenses (including reasonable fees and disbursements of counsel) approved in writing by the Underwriter reasonably incurred by the Underwriter in making preparations for the purchase, sale and delivery of such Securities, but the Company shall then be under no further liability to the Underwriter with respect to the Securities except as provided in Section 5(f) and Section 7 hereof.

         12. Governing Law. This Agreement shall be construed in accordance with the laws of the State of New York.

         13. Counterparts. This Agreement may be executed by any one or more of the parties hereto and thereto in any number of counterparts, each of which shall be deemed to be an original, but all such respective counterparts shall together constitute one and the same instrument.

If the foregoing is in accordance with your understanding of our agreement, please sign and return to us four counterparts hereof, whereupon it will become a binding agreement between the Company and the Underwriter in accordance with its terms.

                                    Very truly yours,


                                              AMERICAN INTERNATIONAL GROUP, INC.


                                              By
                                                      -------------------------
                                                      Name:

                                              Title
                                                      -------------------------



The foregoing Underwriting Agreement is hereby confirmed and accepted as of the date first above written.

MORGAN STANLEY & CO. INCORPORATED


By
  -----------------------------
  Name:
  Title:

                                                                      SCHEDULE I

     Pursuant to Section 6(h) of the Underwriting Agreement, the accountants shall provide a comfort letter to the effect that:

          (i) They are independent public accountants with respect to the Company and its subsidiaries within the meaning of the Securities Act and the applicable rules and regulations thereunder adopted by the Commission;

          (ii) In their opinion, the financial statements and any supplementary financial information and schedules audited by them and included or incorporated by reference in the Registration Statement and Prospectus comply as to form in all material respects with the applicable accounting requirements of the Securities Act or the Exchange Act, as applicable, and the related rules and regulations thereunder;

          (iii) They have made a review in accordance with standards established by the American Institute of Certified Public Accountants of the unaudited condensed consolidated statements of income, consolidated balance sheets and consolidated statements of cash flows included in the Prospectus and/or included in the Company's Quarterly Report on Form 10-Q incorporated by reference into the Prospectus; and on the basis of specified procedures including inquiries of officials of the Company who have responsibility for financial and accounting matters regarding whether the unaudited condensed consolidated financial statements referred to in paragraph (iv)(A)(i) below comply as to form in all material respects with the applicable accounting requirements of the Securities Act and the Exchange Act and the related rules and regulations, nothing came to their attention that caused them to believe that the unaudited condensed consolidated financial statements do not comply as to form in all material respects with the applicable accounting requirements of the Securities Act and the Exchange Act and the related rules and regulations adopted by the Commission;

          (iv) On the basis of limited procedures not constituting an examination in accordance with generally accepted auditing standards, consisting of a reading of the unaudited financial statements and other information referred to below, a reading of the latest available interim financial statements of the Company and its subsidiaries, inspection of the minute books of the Company and its subsidiaries since the date of the latest audited financial statements included or incorporated by reference in the Prospectus, inquiries of officials of the Company and its subsidiaries responsible for financial and accounting matters and such other inquiries and procedures as may be specified in such letter, nothing came to their attention that caused them to believe that:

                (A) (i) the unaudited condensed consolidated statements of income, consolidated balance sheets and consolidated statements of cash flows included and/or incorporated by reference in the Prospectus and included in the Company's Quarterly Reports on Form 10-Q incorporated by reference in the Prospectus do not comply as to form in all material respects with the applicable accounting requirements of the Exchange Act and the rules and regulations adopted by the Commission, or (ii) any material modifications should be made to the unaudited condensed consolidated statements of income, consolidated balance sheets and consolidated statements of cash flows included in the Prospectus or included in the Company's Quarterly Reports on Form 10-Q incorporated by reference in the Prospectus for them to be in conformity with generally accepted accounting principles;

                (B) any other unaudited income statement data and balance sheet items included in the Prospectus do not agree with the corresponding items in the unaudited consolidated financial statements from which such data and items were derived, and any such unaudited data and items were not determined on a basis substantially consistent with the basis for the corresponding amounts in the audited consolidated financial statements included or incorporated by reference in the Company's Annual Report on Form 10-K for the most recent fiscal year;

                (C) the unaudited financial statements which were not included in the Prospectus but from which were derived the unaudited condensed financial statements referred to in clause (A) and any unaudited income statement data and balance sheet items included in the Prospectus and referred to in clause (B) were not determined on a basis substantially consistent with the basis for the audited financial statements included or incorporated by reference in the Company's Annual Report on Form 10-K for the most recent fiscal year;

                (D) as of a specified date not more than five days prior to the date of such letter, there have been any changes in the consolidated capital stock (other than issuances of capital stock upon exercise of options and stock appreciation rights, upon earn-outs of performance shares and upon conversions of convertible securities, in each case which were outstanding on the date of the latest balance sheet included or incorporated by reference in the Prospectus) or any increase in the consolidated long-term debt of the Company and its subsidiaries, or as of the end of the latest period for which financial statements are available, any decreases in consolidated net assets, in each case as compared with amounts shown in the latest balance sheet included or incorporated by reference in the Prospectus, except in each case for changes, increases or decreases which the Prospectus as amended and supplemented discloses have occurred or may occur or which are described in such letter; and

                (E) for the period from the date of the latest financial statements included or incorporated by reference in the Prospectus to the end of the last period for which financial statements are available there were any decreases in net revenues or the total or per share amount of income before extraordinary items or net income in each case as compared with the comparable period of the preceding year, except in each case for increases or decreases which the Prospectus as amended and supplemented discloses have occurred or may occur or which are described in such letter; and

          (v) Other than those set forth above, they will not perform any other procedures on any other amounts, percentages or financial information included in or incorporated by reference in the Registration Statement or the Prospectus.